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                                                                     EXHIBIT 1.1

                      6,000,000 AMERICAN DEPOSITARY SHARES
                             REPRESENTING 3,000,000
                                ORDINARY SHARES

                       (nominal value $0.0027 per share)

                               TRINTECH GROUP PLC

                         GLOBAL UNDERWRITING AGREEMENT
                         -----------------------------

                                                                  April __, 2000

Deutsche Bank AG (London Branch)
Donaldson, Lufkin & Jenrette Securities Corporation
FleetBoston Robertson Stephens Inc.
Chase Securities Inc.
As Representatives of the
 Several Underwriters
c/o Deutsche Bank AG (London Branch)
1 Appold Street
London, England EC2A 2HE

Ladies and Gentlemen:

Trintech Group PLC, a public limited company incorporated under the laws of the Republic of Ireland (the "Company"), proposes to sell to the several underwriters (the "Underwriters") named in Schedule I hereto, for whom you are acting as representatives (the "Representatives"), an aggregate of 6,000,000 American Depositary Shares ("Firm ADSs") representing 3,000,000 ordinary shares of nominal value $0.0027 each of the Company (the "Firm Shares") to be deposited pursuant to the Deposit Agreement hereinafter referred to. The respective amounts of the Firm ADSs to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company and certain shareholders of the Company (the "Selling Shareholders") propose to sell, at the Underwriters' option, an aggregate of up to 900,000 additional American Depositary Shares ("Option ADSs") representing 450,000 ordinary shares, nominal value $0.0027 each of the Company (the "Option Shares") to be deposited pursuant to the Deposit Agreement if and to the extent you shall have determined to exercise the right to exercise the option as set forth below. The Company and the Selling Shareholders are sometimes referred to herein collectively as the "Sellers."

As the Representatives, you have advised the Company and the Selling
Shareholders (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the number of Firm ADSs set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option ADSs if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm ADSs and Option ADSs (to the extent the aforementioned option is exercised) are herein collectively called the "Shares" or "ADSs". The Shares will be evidenced by American Depositary Receipts (the "ADRs") issuable in accordance
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with a Deposit Agreement to be dated as of September 27, 1999 among the Company,
The Bank of New York, as Depositary (the "Depositary"), and all owners and beneficial owners from time to time of the Shares (the "Deposit Agreement"). Unless the context otherwise requires, references herein to the Shares shall include the ADRs evidencing the Shares.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SHAREHOLDERS.
     --------------------------------------------------------------------------

     (a) The Company represents and warrants to each of the Underwriters as follows:

          (i) A registration statement on Form F-1 (File No. 333-10738) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission under the Act. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits and financial statements, as amended and revised through the date hereof, have heretofore been delivered by the Company to you. Such registration statement on Form F-1, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the prospectus referred to in the next sentence, has become effective under the Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means the form of prospectus first filed by the Company with the Commission pursuant to Rule 424(b). Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective or filed pursuant to Rule 424(a) under the Act is herein referred to as a "Preliminary Prospectus." Any reference herein to any Prospectus shall be deemed to include any supplements or amendments thereto filed with the Commission after the date of filing of the Prospectus under Rule 424(b) or Rule 430A, and prior to the termination of the offering of the Shares by the Underwriters.

          (ii) A registration statement on Form F-6 (File No. 333-10742) with respect to the ADRs and the ADSs has been carefully prepared by the Company in conformity with the requirements of the Act and the Rules and Regulations and has been filed with the Commission under the Act. The Company has complied with the conditions for the use of Form F-6. Copies of such registration statement, including any amendments

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                thereto, the prospectus (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. The registration statement on Form F-6 with respect to the ADRs and the ADSs, as amended at the time when it becomes effective, is herein referred to as the "ADR Registration Statement".

          (iii) Prior to the date of this Agreement, the Company has prepared an uncompleted German sales prospectus ("Preliminary German Sales Prospectus"/Unvollstanddiger Wertpapierverkaufsprospekt") and it will prepare a German Stock Exchange Admission Prospectus ("German Admission Prospectus"/Verkaufsprospekt,
                Untemehmensbericht) in connection with the admission of the Shares for trading and quotation in the Regular Market/New Market on the Frankfurt Stock Exchange.

                The Preliminary German Sales Prospectus and the German Admission Prospectus (on their respective dates and together with each and all amendments and supplements thereto the "German Offer Documents") are -- with regard to the most substantial aspects -
                - a translation of the Prospectus. The German Offer Documents are substantially in conformity with the rules and regulations under German Law and contain all statements which are required to be stated therein, excluding statements waived by the Frankfurt Stock Exchange (the "FSE").

          (iv) Deutsche Bank AG, acting for the Underwriters, has informed us that they will on behalf of and in cooperation with the Company apply for the admission of the total share capital of the Company for trading in the Regular Market/New Market on the Frankfurt Stock Exchange. In accordance with requirements of the listing agent between the Company and Deutsche Bank AG, in connection with such application, the Company, in cooperation with Deutsche Bank AG, shall endeavor to obtain the listing as promptly as possible and the Company and Deutsche Bank AG shall furnish any and all documents, instruments, information, notices and representations and warranties that may be necessary or advisable in order to obtain and to maintain the listing of all Shares of the Company on the Frankfurt Stock Exchange. The Company makes no representation as to whether Deutsche Bank AG will perform as described in this paragraph.

          (v) The Company has been duly organized and is validly existing as a company under the laws of the Republic of Ireland, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the German Offer Documents. Each of the subsidiaries of the Company, as set forth in the Registration Statement and the German Offer Documents, (collectively, the "Subsidiaries") has been duly organized and is validly

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                 existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the German Offer Documents. The Subsidiaries, as set forth in the Registration Statement and the German Offer Documents, are the only owned subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries will be duly qualified, prior to the Closing Date, to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, property, financial condition or operations of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

          (vi) Except as disclosed in the Registration Statement, the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of all liens, charges, encumbrances, security interests, restrictions and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in any of the Subsidiaries are outstanding.

          (vii) The Company has an authorized capitalization as set forth in the Registration Statement and the German Offer Documents. All capital stock of the Company outstanding prior to the issuance of the ordinary shares underlying the ADSs to be sold by the Company hereunder have been duly authorized and are validly issued, fully paid and not subject to any call.

          (viii) The unissued ordinary shares underlying the ADSs to be sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and deposited under the Deposit Agreement in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and not subject to any call. The ordinary shares underlying the ADSs to be sold by the Selling Shareholders hereunder have been duly authorized and when deposited under the Deposit Agreement, in accordance with the terms of this Agreement, will be fully paid and not subject to any call. The issuance of such ordinary shares and the offering, sale and issuance of the ADSs and ADRs will not be subject to any preemptive or similar rights other than those which have been waived or satisfied. Neither the filing of the Registration Statement, the German Offer Documents, the ADR Registration Statement, nor the offering and sale of the ADSs as contemplated by this Agreement and the Deposit Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the

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                 registration of any ordinary shares or other capital stock of the Company.

          (ix) Upon the deposit of the ordinary shares underlying the ADSs to be sold by the Company hereunder with the Depositary pursuant to the Deposit Agreement against issuance of the ADRs representing such ADSs, all right, title and interest in such ADSs, subject to the Deposit Agreement, will be transferred to the Depositary or its nominee, as the case may be, free and clear of all liens, charges, encumbrances, security interests, restrictions, and claims; upon the due issuance by the Depositary of ADRs evidencing ADSs against the deposit of the ADSs in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs specified therein and in the Deposit Agreement.

          (x) The issuance and deposit with the Depositary of the ordinary shares underlying the ADSs to be sold by the Sellers hereunder against issuance of the ADRs evidencing such ADSs, the sale and delivery of such ADSs and the execution and delivery by the Sellers of, and the performance by the Sellers of their obligations under, this Agreement and the Deposit Agreement will not contravene any provision that is material to the Company and its Subsidiaries taken as a whole, of the federal laws of the United States or the laws of the Republic of Ireland, or the Memorandum or Articles of Association of the Company, or any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries taken as a whole or any judgment, or decree of any United States, Irish or German governmental body, agency or court having jurisdiction over the Company or any of its Subsidiaries, and no consent, approval, authorization or order of, or qualification with, any United States, Irish or German governmental body or agency is required for the performance by the Company of its obligations under this Agreement and the Deposit Agreement except such as may be required by the securities or Blue Sky laws of the various states within the United States in connection with the offer and sale of the ADSs.

          (xi) The information set forth under the caption "Capitalization" in the Prospectus and under the caption "Kapitalisierung" in the German Offer Documents is true and correct (other than for subsequent issuances and grants pursuant to benefit plans described in the Prospectus or the exercise of outstanding options described in the Prospectus). All of the ordinary shares, ADSs and the ADRs conform, in all material respects, to the descriptions thereof contained in the Registration Statement, the ADR Registration Statement and the German Offer Documents. The form of certificate for the ordinary shares conforms to the corporate law of the Republic of Ireland.

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          (xii)  The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus or Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement, the ADR Registration Statement and the Prospectus contain, and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and in all material respect conformed or will conform, as the case may be, to the requirements of the Act and the Rules and Regulations. Neither the Registration Statement, the ADR Registration Statement, nor any amendment or supplement thereto contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statement therein, not misleading and neither the Prospectus nor any amendment or supplement thereto contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement, the ADR Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

                 Neither the German Offer Documents nor any amendment or supplement thereto contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the German Offer Documents, or any such amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

          (xiii) The consolidated financial statements of the Company and the Subsidiaries, together with the related notes thereto as set forth in the Registration Statement, the Prospectus and the German Offer Documents present fairly the financial position and the results of operations and cash flows of the Company and the Subsidiaries on a consolidated basis, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved, and all adjustments necessary for a fair

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                 presentation of results for such periods have been made. The amounts reserved in such financial statements for the payment of unpaid Irish, U.S. federal or other income taxes are adequate. The summary financial and statistical data included in the Registration Statement, the Prospectus and the German Offer Documents present fairly the information shown therein and, to the extent such information is derived from the financial statements of the Company and the Subsidiaries, have been compiled on a basis consistent with the financial statements presented therein. The pro forma financial information included in the Registration Statement and the Prospectus have been prepared in accordance with the Commission's rules and guidelines with respect to such pro forma financial information, have been properly compiled on the pro forma bases described therein, and, in the reasonable opinion of the Company, except to the extent otherwise required to comply with the Commission's rules and guidelines with respect to pro forma financial information, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (xiv) Except as disclosed in the Registration Statement, the Prospectus and the German Offer Documents, there is no legal or governmental action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which would reasonably be expected to result in a Material Adverse Effect or to prevent the consummation of the transactions contemplated hereby.

          (xv) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement and the German Offer Documents) hereinabove described, subject to no lien, mortgage, pledge, charge, security interest or encumbrance of any kind except liens for taxes not yet due, those reflected in such financial statements (or as described in the Registration Statement and the German Offer Documents) or which are not material in amount. The Company and the Subsidiaries occupy their leased properties under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and its Subsidiaries.

          (xvi) The Company and each of the Subsidiaries have filed with the appropriate taxing authorities all Irish, U.S. federal, state and foreign income and franchise tax returns which are required to have been filed through the date hereof and have paid all taxes indicated by said returns and all assessments received by any of them to the extent that such taxes have become due and are not being contested in good faith. All unpaid tax liabilities have been adequately provided for in the financial

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                   statements of the Company and the Subsidiaries, and the
                   Company does not know of any actual or proposed additional material tax assessments.

          (xvii) Since the respective dates as of which information is given in the Registration Statement, the ADR Registration Statement, the Prospectus and the German Offer Documents, as they may be amended or supplemented, there has not been any material adverse change or a development involving a material adverse change in or affecting the earnings, business, management, properties, assets, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into by the Company or any of the Subsidiaries, other than changes, developments or transactions in the ordinary course of business and changes, developments and transactions set forth in or contemplated by the Registration Statement, the Prospectus and the German Offer Documents, as they may be amended or supplemented. Neither the Company nor any of the Subsidiaries have contingent obligations material to the Company and the Subsidiaries taken as a whole which are not disclosed in the Registration Statement and the German Offer Documents, as they may be amended or supplemented.

          (xviii) Neither the Company nor any of the Subsidiaries is, nor do there exist facts or circumstances that, with the giving of notice, would cause the Company or any of the Subsidiaries to be, in violation of or in default under its Memorandum of Association, Articles of Association, Certificate of Incorporation or By-laws or other organizational documents, as the case may be, or under any material agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound. The issuance of ordinary shares underlying the ADSs and the issuance and the sale of the ADSs, the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; nor will such action result in any violation of the provisions of the Memorandum of Association, Articles of Association, Certificate of Incorporation or By-laws or other organizational documents, as a case may be, of the Company or any of the Subsidiaries or any Irish, German or U.S. order, rule or regulation applicable to the Company or any of the Subsidiaries or any Irish, German or U.S. court or any regulatory body or administrative agency or other Irish, German or U.S. governmental body having jurisdiction over the Company or any of its Subsidiaries or any of their properties.

          (xix) The Company has full legal right, power and authority to enter into this Agreement and the Deposit Agreement and perform the transactions contemplated hereby. This Agreement and the Deposit Agreement have been duly authorized, executed and delivered by the Company and constitute the valid and binding obligations of the Company in accordance with their terms.

          (xx) Each approval, consent, order, authorization, resignation, designation, declaration, qualification or filing by or with any Irish, German or U.S. regulatory, administrative or other governmental body required in connection with the issuance of the ordinary shares underlying the ADSs and the issuance and sale of the Shares, the execution and delivery by the Company of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated hereby (except such additional steps as may be required by the National Association of Securities Dealers, Inc. ("NASD") or except as may be necessary to qualify the Shares for public offering by the Underwriters under U.S. state securities or Blue Sky laws or except as may be necessary for listing and quotation on the Frankfurt Stock Exchange) has been obtained or made and is in full force and effect.

          (xxi) The Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses.

          (xxii) Except as generally disclosed in the Registration Statement, the Prospectus and the German Offer Documents, neither the Company nor any of the Subsidiaries owns any material patent, patent rights, registered designs or registered trademarks. Except as disclosed in the Prospectus and the German Offer Documents, the Company and the Subsidiaries have received all approvals and governmental authorizations, and have the right to use all trademarks, trade names, trade secrets, servicemarks, inventions, patent rights, mask works, copyrights, licenses, software code, audiovisual works, formats, algorithms and underlying data now used in, or which are necessary for fulfillment of their respective obligations or the conduct of their respective businesses as now conducted or proposed to be conducted as described in the Prospectus or the German Offer Documents, except for such would not have a Material Adverse Effect; and the Company has no knowledge of any infringement by it or by any of the Subsidiaries of trademarks, trade name rights, patent rights, mask works, copyrights, licenses, trade secret, servicemarks or other similar rights of others, and except as described in the Prospectus or the German Offer Documents, there is no claim being made against the Company or any of the Subsidiaries regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement or assertion of intellectual property rights which could have a Material Adverse Effect.

                    To the Company's knowledge, no person or entity has infringed any of the Company's or any of the Subsidiaries' trade names, trademarks, trade secrets or copyrights, which infringement is material to the business of the Company and the Subsidiaries taken as a whole.

          (xxiii) Ernst & Young, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement and with the Deutsche Borse as part of the German Offer Documents and who will give "comfort letters" to the Underwriters with regard to the financial statements and certain financial information included in the Registration Statement and the German Offer Documents, are independent public accountants as required by the Act and the Rules and Regulations.

          (xxiv) Neither the Company, nor any of the Subsidiaries, is, nor upon consummation of the transactions contemplated hereby and the application of the net proceeds as described in the Registration Statement under the caption "Use of Proceeds" and the German Offer Documents under the caption "Verwendung des Emissionserloses" shall be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxv) The ADSs have been approved for quotation on the Nasdaq National Market subject to official notice of issuance.

          (xxvi) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that
                    (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxvii) The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar industries.

          (xxviii) Neither the Company nor any of the Subsidiaries is involved in any labor dispute, nor, to the knowledge of the Company, is any such dispute threatened, other than individual employee grievances in the ordinary course of business.

          (xxix) Neither the Company nor any of the Subsidiaries have incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.

          (xxx) All material transactions during the Company's current or last three fiscal years between the Company, any of the Subsidiaries and the officers, directors and 10% shareholders of the Company or any of the Subsidiaries have been accurately disclosed in the Prospectus and the German Offer Documents to the extent required by the Rules and Regulations; and to the Company's knowledge, the terms of each such transaction are in all material respects fair to the Company and the Subsidiaries and no less favorable to the Company and the Subsidiaries than the terms that could have been obtained from unrelated parties.

          (xxxi) Except as disclosed in the Registration Statement, the Company is not, and upon the consummation of the transactions contemplated hereby and the application of the net proceeds as described in the Registration Statement under the caption "Use of Proceeds" and in the German Offer Documents under the caption "Verwendung des Emissionserloses" will not become, a "passive foreign investment company" ("PFIC") as defined in Section 1297(a) of the Internal Revenue Code of 1986, as amended (the "Code").

      (b) Each of the Selling Shareholders hereby represents and warrants as follows:

          (i) Each of the Selling Shareholders has as of the date of this Agreement and at the Option Closing Date, as the case may be (as such dates are hereinafter defined) will have good and valid title to the ordinary shares to be deposited by it with the Depositary pursuant to the Deposit Agreement, free of any liens, charges, encumbrances, security interests, restrictions and claims and full right, power and authority to effect such deposit and the sale and delivery of the ADSs representing such ordinary shares; and upon the sale and delivery of the ADSs to be sold by such Selling Shareholder hereunder, good and valid title thereto, free of any liens, charges, encumbrances, security interests, restrictions and claims, subject to the Deposit Agreement, will be transferred to the several Underwriters who purchase such shares in good faith without notice of adverse claims;

          (ii) Such Selling Shareholder has (A) full right, power and authority to execute and deliver this Agreement, and the Custody Agreement and Power of Attorney referred in Section 2(a) and such Selling Shareholder's obligations under such documents. The execution and delivery of this Agreement, the Custody Agreement and Power of Attorney, the consummation by such Selling Shareholder of the transactions herein and therein contemplated and the fulfillment by such Selling Shareholder of the terms hereof and thereof will not require any consent, approval, authorization or order of or declaration or filing with any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act or United States state securities law or Blue Sky laws) and will not result in a breach of any of the terms and provisions of, or constitute a default under, the organizational documents of such Selling Shareholder, if not an individual, or any material indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Shareholder is a party, or of any order, rule or regulation applicable to such Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over such Selling Shareholder;

          (iii) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the ADSs to facilitate the sale or resale of the ADSs;

          (iv) The information pertaining to such Selling Shareholder under the caption "Principal Shareholders" in the Prospectus and in the German Offer Documents under the caption "Hauptaktionare" is complete and accurate in all material respects;

          (v) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, such Selling Shareholder shall not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the ordinary shares or the ADSs, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, ordinary shares or ADSs or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

          (vi) Certificates representing all of the ordinary shares to be deposited by such Selling Shareholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the "Custody Agreement"), duly executed and delivered by such Selling Shareholder to an account in the name of the Company, as custodian (the "Custodian"), and such Selling Shareholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the "Power of Attorney"), appointing R. Paul Byrne and John McGuire as the Selling Shareholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to such Selling Shareholder as provided in Section 2 hereof, to authorize the delivery of the ordinary shares to be deposited by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and

          (vii) The ordinary shares represented by the certificates held in custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of such Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if such Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the ordinary shares hereunder, certificates representing the ordinary shares shall be deposited by or on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement and the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Power of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination dissolution or other event.

2.   PURCHASE, SALE AND DELIVERY OF THE FIRM ADSs AND OPTION ADSs.
     ------------------------------------------------------------

     (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of (i) $10.74 per ADS, 53.75% of the number of Firm ADSs set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof and (ii) euro 10.23 per ADS, 46.25% of the number of Firm ADSs set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with
Section 9 hereof.

The Selling Shareholders have delivered certificates in negotiable form representing the total number of ordinary shares (with stock transfer forms executed in blank) to be sold hereunder by the Selling Shareholders which have been placed in custody with the Company or its agent as custodian (the "Custodian") pursuant to the Custody Agreement and Power of Attorney executed by Selling Shareholders for delivery of any Option ADSs to be sold hereunder by the Selling Shareholders. Each of the Selling Shareholders specifically agrees that any ordinary shares which will represent Option ADSs represented by the ADRs held in custody for the Selling Shareholders under the Custody Agreement and Power of Attorney are subject to the interests of the Underwriters hereunder, that the conditions of such renunciation or arrangements made by the Selling Shareholders for such custody, as the case may be, are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminable by any act or deed of the Selling Shareholders (or by any other person, firm or corporation including the Company, the Custodian or the Underwriters) or by operation of law (including the death of such Selling Shareholder) or by the occurrence of any other event or events, except as set forth in this Agreement, the Custody Agreement and Power of Attorney. If any such event should occur prior to the issuance and delivery of the ADRs evidencing the Option ADSs to the Underwriters hereunder, ADRs evidencing the Option ADSs shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event had not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Option ADSs held by it against delivery of ADRs representing such Option ADSs.

ADRs evidencing the ADSs shall (unless otherwise determined by you, and the Company is so notified) be delivered in definitive form, and be registered in such names and in such denominations as you shall request in writing addressed to the Company not later than the Closing Date or the Option Closing Date, as the case may be.

The Company and the Selling Shareholders, as the case may be, shall pay any transfer or other taxes in connection with the sale and delivery of ADSs by the Company or the Selling Shareholders, as the case may be, as contemplated by this Agreement, including, without limitation, any Irish stamp duty and any Irish income, capital gains, withholding, transfer or other tax, including any indirect tax, incident to the deposit of the ordinary shares pursuant to the Deposit Agreement, the issue by the Depositary of ADSs, the delivery by the Company or the delivery to the Selling Shareholders, as the case may be, of the ADSs against receipt of the ordinary shares by the Depositary, and the issue or delivery to the Company or the Selling Shareholder, as the case may be, of the ADSs to the Underwriters and the sale and delivery of the ADSs by the Underwriters.

     (b) Payment for the Firm ADSs to be sold hereunder is to be made by wire transfer(s) in federal (same day) funds to an account designated by the Company for the shares to be sold by it, against delivery of ADRs therefor to the
Representatives for the several accounts of the Underwriters.   Such payment and
delivery are to be made through the facilities of the Depository Trust Company at 10:00 a.m., New York time, on the fourth business day after the date of this Agreement, or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.) The ADRs evidencing the Firm ADSs will be delivered in such denominations and in such registrations as the Representatives request in writing not later than the second full business day prior to the Closing Date.

     (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Shareholders hereby grant an option to the several Underwriters to purchase the Option ADSs at the price of $10.74 per ADS. The option granted hereby may be exercised once in whole or in part, at any time upon written notice given within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company and the Custodian setting forth the number of Option ADSs as to which the several Underwriters are exercising the option, the names and denominations in which the ADRs evidencing the Option ADSs are to be registered and the time and date as which such ADRs are to be delivered. The time and date at which ADRs evidencing Option ADSs are to be delivered shall be determined by the Representatives but shall not bear earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option ADSs to be purchased by each Underwriter shall be in the same proportion to the total number of Option ADSs being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option ADSs granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Custodian. To the extent, if any, that the option is exercised, payment for the Option ADSs shall be made on the Option Closing Date by wire transfer(s) in federal (same day) funds to an account designated by the Company for the Option ADSs to be sold by it and by wire transfer in federal (same day) funds to accounts designated by each Selling Shareholder for the Option ADSs to be sold by such Selling Shareholder, in each case against delivery of ADRs therefor to the Representatives for the several accounts of the Underwriters.

3.  OFFERING BY THE UNDERWRITERS.  It is understood that the several
    ----------------------------
Underwriters are to make a public offering of the Firm ADSs as soon as the Representatives deem it advisable to do so. The Firm ADSs are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering and other selling terms. To the extent, if at all, that any Option ADSs are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the ADSs in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters. The Representatives, on behalf of themselves and the several Underwriters, represent and warrant to the Company and the Selling Shareholders that they have all corporate and governmental licenses, authorizations and approvals necessary to enter into this Agreement and to consummate the transactions contemplated hereby.

4.   COVENANTS OF THE COMPANY AND THE SELLING SHAREHOLDERS.
     -----------------------------------------------------

     (a)  The Company covenants and agrees with the several Underwriters:

          (i) To prepare the Prospectus in a form reasonably approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act containing information previously omitted at the time of effectiveness in reliance on Rule 430A of the Rules and Regulations not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement or the ADR Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the ADR Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.

          (ii) Promptly from time to time to take such action as you may reasonably request to qualify the ADSs for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the ADSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

          (iii) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, five signed copies of the Registration Statement and the ADR Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of conformed copies of the Registration Statement and the ADR Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request.

          (iv) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder and the German Sales Prospectus Act (Verkaufsprospektgesetz), the Stock Admission Act (Boersengesetz) and the rules and regulations of the New Market (Neuer Markt) of the Frankfurt Stock Exchange, so as to permit the completion of the distribution of the ADSs as contemplated in this Agreement, the Prospectus and the German Offer Documents. If, during the period in which a Prospectus is required by the Act, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion Deutsche Bank AG acting as representative of the Underwriters, it becomes necessary to amend or supplement the Prospectus or the German Offer Documents in order to make the statements therein, in the light of the circumstances existing at the time, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus or the German Offer Documents to comply with the Act, the Verkaufsprospektgesetz or the Boersengesetz, the Company promptly will prepare and file with the Commission and/or the Deutsche Borse, an appropriate amendment to the Registration Statement, supplement to the Prospectus or amendment to the German Offer Documents so that the Registration Statement, the Prospectus or the German Offer Documents, whichever is applicable, as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Registration Statement, Prospectus or the German Offer Documents will comply with the Act or the Verkaufsprospektgesetz and Boersengesetz.

          (v) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event no later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the effective date of the Registration Statement and the ADR Registration Statement occurs (or 90 days if such 12-month period coincides with the Company's year end), an earning statement (which need not be audited) in reasonable detail, covering such 12-month period, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

          (vi) The Company will, for a period of five years from the Closing Date, deliver to the Representatives copies of annual reports and all other documents, reports and information furnished by the Company to its shareholders or filed with any securities exchange or the Nasdaq National Market pursuant to the requirements of such exchange or the Nasdaq National market or with the Commission pursuant to the Act or the Exchange Act or the Boersenzulassungsverordnung or the regulation of the New Market (Neuer Markt) of the Frankfurt Stock Exchange.

          (vii) No offering, sale, short sale or other disposition of any ordinary shares or any other capital stock of the Company or other securities convertible into or exchangeable or exercisable for ordinary shares or ADSs will be made for a period of 90 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of Deutsche Bank AG, except that the Company may, without such consent, issue ordinary shares or ADSs upon the exercise of options outstanding on the date of this Agreement and grant options pursuant to the Trintech Group Limited Share Option 1990 Scheme, the Trintech Group Limited Share Option 1997 Scheme, the Trintech Group Limited Directors and Consultants Share Option Scheme, the 1999 Employee Savings Related Share Option Scheme and the 1999 Employee Share Purchase Plan (collectively, "Share Plans") and issue shares or ADSs upon the exercise of any such option.

          (viii) The Company shall cause each director, executive officer and Selling Shareholder to furnish to you, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any ordinary shares or ADSs of the Company or other capital stock of the Company, or any other securities convertible into, exchangeable or exercisable for ordinary shares owned by such person (or as to which such person has the right to direct the disposition of) for a period of 90 days after the date of the Prospectus, except with the prior written consent of Deutsche Bank AG.

          (ix) The Company shall apply the net proceeds of the sale of the ADSs hereunder as set forth under the caption "Use of Proceeds" in the Prospectus and under the caption "Verwendung des Emissionserloses" in the German Offer Documents.

          (x) The Company shall not invest, or otherwise use the net proceeds received by the Company from the sale of the ADSs to the Underwriters in such a manner as would require the Company or the Subsidiary to register as an "investment company" under the 1940 Act.

          (xi) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company or if required for the Nasdaq National Market designation, a registrar for its ordinary shares and ADSs.

          (xii) The Company will not take, directly or indirectly, any action designated to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of ordinary shares or the ADSs.

          (xiii) The Company will furnish to each of the Underwriters until the end of the distribution period for the ADSs and for three months thereafter, copies of the German Offer Documents in such quantities as Deutsche Bank AG may from time to time reasonably request, and, if at any time prior to the completion of the initial distribution, or up to three months thereafter, of the ADSs, any event shall have occurred as a result of which any German Offer Document as then amended or supplemented would include an untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or, if for any other reason it shall be required under applicable law during such period to amend or supplement any German Offer Document, if during such period to amend or supplement any German Offer Document, it will notify Deutsche Bank AG promptly and confirm such notice in writing, and will prepare and furnish to each of the Underwriters, without charge to any of the Underwriters, as many copies as Deutsche Bank AG may, from time to time, reasonably request of an amendment or supplement to such German Offer Documents which will correct such statement or omission or effect such compliance.

          (xiv) The Company will notify Deutsche Bank AG, for the benefit of all of the Underwriters, promptly of any material change affecting any of the Company's representations, warranties, agreements and indemnities contained herein at any time prior to payment at the Closing Date, and will take such steps as may be reasonably requested by the Underwriters to remedy and/or make appropriate disclosure regarding the same.

          (xv) The Company will take such action and file such information from time to time on a timely basis as may be necessary to list, and maintain the listing of the ADSs on the Regulated Market/New Market of the Frankfurt Stock Exchange, and comply with all obligations and requirements of the Regulated Market/New Market of the Frankfurt Stock Exchange so as to cause such listing to be maintained.

          (xvi) The Company will not make or cause to be made, any press or public announcement or statement likely to lead to the publication of information concerning the offer of the ADSs, in Germany or elsewhere, after the execution and delivery hereof and prior to the Closing Date; provided, however, the foregoing
                                                --------  -------
                 shall not apply in relation to events or activities in the ordinary course of business (other than in relation to the offer), which were already in the public domain before the date hereof, or in relation to announcements or statements which, in the opinion of Deutsche Bank AG will not have or are not likely to have an adverse effect on the offer of the ADSs. If an announcement ("Mitteilung") is required to be made pursuant to any applicable law, regulation or order, the Company may make such announcement; provided, however, that the Company shall
                                    -----------------
                 provide Deutsche Bank AG with prior notice thereof
                  and consult with Deutsche Bank AG prior to the making of such announcement to the extent practicable and legally permissible.

          (xvii) The Company will use its best efforts to ensure that it will not become a PFIC and, if it becomes a PFIC, to comply with any applicable reporting and other requirements of Subparts A, B and C of Part VI of Subchapter P of the Code.

          (xviii) To the extent that, and for as long as, the laws of the Republic of Ireland, Germany or the United States require any permit or approval by, or exemption of, any local authority of the transactions contemplated hereby to be legally permitted and to remain effective, the Company will use commercially reasonable best efforts to obtain and maintain each such permit, approval or exemption valid and in full force and effect.

          (xix) To pay any and all stamp, transfer, withholding or other similar taxes in connection with the execution and delivery of this Agreement and delivery of the ADSs Shares that are sold by the Company to the Underwriters.

     (b) Each of the Selling Shareholders covenants and agrees with the several Underwriters that:

          (i) No offering, sale or other disposition of any ordinary shares or any other capital stock of the Company, including any right, convertible, exchangeable or exercisable into ordinary shares or ADSs, will be made for a period of 90 days after the date of the Prospectus, directly or indirectly, by the Selling Shareholders otherwise than hereunder or with the prior written consent of Deutsche Bank AG.

          (ii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to you prior to or at the Option Closing Date a properly completed and executed U.S. Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          (iii) Such Selling Shareholders will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or could reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

5.  COSTS AND EXPENSES.  The Company will pay all costs, expenses and fees
    ------------------
incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, the ADR Registration Statement Preliminary Prospectuses, the Prospectus, the German Offer Documents, this Agreement, the Agreement Among Underwriters, the Underwriters' internal Selling Memorandum, the Underwriters' Questionnaire, the Invitation Letter, the Deposit Agreement and any supplements or amendments thereto; the filing fees of the Commission; the filing fees, incident to security any required review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Shares; and the Listing Fee of the Nasdaq Stock Market, Inc. To the extent, if at all, that the Selling Shareholders engage special legal counsel to represent them in connection with this offering, the fees and expenses of such counsel shall be borne by the Selling Shareholders. Any transfer taxes (including, without limitation, Irish stamp duty) imposed on the sale of the ADSs to the several Underwriters will be paid by the Company with respect to the ordinary shares transferred by it and by each Selling Shareholder with respect to the ordinary shares transferred by it. The Company shall not, however, be required to pay for any of the Underwriters' expenses (other than those incident to secure any required review by the NASD) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11(b)(i) hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Shareholders to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy said condition or to comply with said terms are due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the ADSs or in contemplation of performing their obligations hereunder but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the ADSs; provided, however, that nothing in this Section shall make the Company liable for any costs or expenses incurred exclusively in connection with the sale of American Depositary Shares by any Selling Shareholder and not requested or necessary for the performance by the Company of its obligations under this Agreement and any such costs or expenses so incurred shall be paid by the relevant Selling Shareholder.

6.  CONDITIONS AND OBLIGATIONS OF THE UNDERWRITERS.  The several obligations of
    ----------------------------------------------
the Underwriters to purchase the ADSs representing the Firm ADSs on the Closing Date and the ADSs representing the Option ADSs, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Shareholders contained herein, and to the performance by the Company and the Selling Shareholders of their covenants and obligations hereunder and to the following additional conditions:

     (a) The Registration Statement and the ADR Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company and the Selling Shareholders, shall be contemplated by the Commission; and no injunction, restraining order, or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date or Option Closing Date, as the case may be, which would prevent the issuance of the ADSs.

     (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of A&L Goodbody, Irish counsel for the Company and the Selling Shareholders, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) and incorporating the qualifications and assumptions set forth in the form of opinion attached hereto to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a company under the laws of the Republic of Ireland, is duly qualified to do business in the Republic of Ireland, and has the corporate power and authority necessary to own or hold its properties and conduct the business in which it is engaged as described in the Prospectus and the German Offer Documents.

          (ii) Based solely upon a certificate to that effect from the Secretary of the Company and an inspection of the share register maintained by the Company, the Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization", and all of the issued shares of capital stock of the Company (including the ordinary shares underlying the Shares being delivered on such Closing Date or Option Closing Date) have been duly and validly authorized and issued, are fully paid and not subject to any call and conform to the description thereof contained in the Prospectus and the German Offer Documents and all of the issued shares of capital stock of the Subsidiaries are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims;

          (iii) Except as described in the Prospectus and in the German Offer Documents, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any ordinary shares pursuant to the Company's Articles of Association or Memorandum of Association;

          (iv) The Company has the corporate power and authority to issue, sell and deliver the ordinary shares or ADSs in accordance with and upon the terms and conditions set forth in this Agreement. The filing of the Registration Statement, the ADR Registration Statement, the Prospectus and the German Offer Documents with the Commission and, with the appropriate German authorities, to the extent required, has been duly authorized by and on behalf of the Company and has been duly executed in accordance with Irish law; no further approval or authority of the shareholders or the Board of Directors of the Company is required for the issuance of the ordinary shares or ADSs;

          (v) Other than as set forth in the Prospectus and in the German Offer Documents and based solely on a certificate to that effect from the Secretary of the Company and on searches conducted in the central office of the Irish High Court, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, might have a Material Adverse Effect and, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (vi) The statements in the Registration Statement, the Prospectus and the German Offer Documents, insofar as they are descriptions of contracts, agreements, or other legal documents, are accurate insofar as such statements are statements of Irish law.

          (vii) The statements contained in the Prospectus, Registration Statement and the German Offer Documents under the captions "Risk Factors," "Dividend Policy," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Taxation -- Ireland" and "Indemnification of Directors and Officers," and the corresponding sections in the German Offer Documents insofar as they describe Irish statutes, rules and regulations, constitute a fair summary thereof.

          (viii) The form of ADR for the ADSs, delivered on the Closing Date or the Option Closing Date, as the case may be, are in due and proper form under Irish law.

          (ix) Upon issuance and delivery of the ADSs to be sold by the Company pursuant to this Agreement and payment therefor, as contemplated herein, insofar as concerns the laws of the Republic of Ireland, the Underwriters will receive good, valid and marketable title to the ADSs being sold by the Company thereunder, free and clear of all liens, encumbrances, claims, security interests, restrictions on transfer, shareholders' agreements, voting trusts and other defects of title whatsoever arising through the Company.

          (x) The submission by the parties to the jurisdiction of any federal or State court sitting in the State of New York would be upheld by the Irish courts. In any proceedings taken in Ireland for the enforcement of this Agreement, the choice of the law of the State of New York as the governing law of this Agreement would be upheld by the Irish courts unless it were considered contrary to public policy, illegal or made in bad faith. A judgment of the courts of the State of New York would be recognized and enforced by the courts of Ireland except that to enforce a judgment given by United States court or State court in the State of New York or county of New York and Ireland, it would be necessary to obtain an order of the Irish courts. Such order would be granted upon proper proof of the United States or State court judgment and the merits of the case would not be considered unless it were contended that the foreign court did not have jurisdiction according to the laws of Ireland, that the judgment of the United States or State court had been obtained by fraud or was contrary to national justice as understood in Irish law or was repugnant to Irish public policy. Such judgment would have to be final and conclusive, be for a definite sum of money and the procedural rules of the United States or State court would have to have been observed. These latter exclusions would extend to cover the situation where the Company had not entered an appearance before the United States or State court.

          (xi) This Agreement, the Deposit Agreement, the Custody Agreement and Power of Attorney have been duly authorized, and insofar as Irish law governs the formalities for execution and delivery thereof, executed and delivered by the Selling Shareholders incorporated in Ireland, assuming this Agreement creates valid and binding obligations of the parties under New York law, and constitute valid and binding agreements of the Selling Shareholders, enforceable in accordance with their respective terms, except as enforcement (a) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, and (b) is subject to general principles of equity.

          (xii) Immediately prior to the Closing Date or the Option Closing Date, as the case may be, and based solely on a certificate to that effect from the Secretary of the Company and an inspection of the share register of the Company, the Selling Shareholders were the registered owner of the Shares to be sold by the Selling Shareholders under this Agreement, and, based solely on a certificate to that effect from the Selling Shareholders of the Company, such shares are free and clear of all liens, encumbrances, equities or claims, except as provided in the Custody Agreement and Power of Attorney and this Agreement, and each of the Selling Shareholders has the power and authority to sell, assign, transfer and deliver such Shares to be sold by such Selling Shareholders hereunder.

          (xiii) This Agreement has been duly authorized and executed by the Company and assuming this Agreement creates valid and binding obligations of the parties under New York law, the laws of the Republic or Ireland will not prevent this Agreement from being the valid and binding obligation of the Company.

          (xiv) The issuance and deposit with the Depositary of the ordinary shares underlying the ADSs to be sold by the Company and the Selling Shareholders under this Agreement, the sale and delivery of such ADSs on the Closing Date or the Option Closing Date, and the execution and delivery of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated by such agreements do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Memorandum or Articles of Association of the Company, and do not and will not contravene any provision of the laws of the Republic of Ireland, or to such counsel's knowledge, any judgment or decree of any Republic of Ireland court in which such counsel has represented the Company.

          (xv) No approval, consent, order, authorization, or filing by or with any Republic of Ireland regulatory, administrative or other governmental body or agency is necessary in connection with the issue of the ADSs or any of the Shares represented thereby or the sale of the ADSs and the execution and delivery of this Agreement and the Deposit Agreement and the consummation of the transactions therein contemplated by the Company and the Selling Shareholders except such as have been specified in such opinion obtained or made, specifying the same.

          (xvi) Except as disclosed in the Prospectus, (x) no stamp or other issue or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable to the Republic of Ireland or any political subdivision or taxing authority thereof or therein in connection with (A) the deposit with the Custodian under the Custody Agreement of the Shares by the Selling Shareholders, (B) the deposit with the Depositary of the Shares by the Company and the Selling Shareholders against the creation of ADSs and the issue of the ADRs, (C) the issue of Shares by the Company or the issue and delivery by or on behalf of the Company and the Selling Shareholders of such ADSs to or for the respective accounts of the Underwriters or (D) the sale and delivery by the Underwriters of such ADSs to the initial purchasers thereof and (y) any dividends and other distributions declared and payable on the Shares may under Republic of Ireland laws and regulations be paid to the Depositary in Irish pounds that may be converted into foreign currency, including U.S. dollars that may be freely transferred out of the Republic of Ireland.

          (xvii) The statements under the captions "Description of Share Capital" and "Irish Exchange Control Regulation" in the Prospectus, and in Items 14 and 15 in the Registration Statement, insofar as such statements constitute a summary of documents referred to therein governed by Republic of Ireland law, are accurate summaries and fairly and correctly present the information called for with respect to such documents and matters.

          (xviii) The Prospectus was, on or before the date of its publication, duly delivered to the Registrar of Companies in the Republic of Ireland for registration in accordance with Sections 47 and 51 of the Irish Companies Act having endorsed thereon, or attached thereto, all such matters as are required by the said Section 47 to be endorsed on or attached to it.

          (xix) Such counsel is not presently representing the Company in any legal proceedings which have been commenced in the courts of the Republic of Ireland other than as specified in such opinions.

     (c) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Emmet, Marvin & Martin, LLP, counsel for the Depositary, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect that:

          (i) the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and, assuming due authorization, execution and delivery of the Deposit Agreement by the Company and further assuming that the Deposit Agreement is a valid and binding agreement of the Company, constitutes a valid and legally binding obligation of the Depositary enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors' rights and by general principles of equity;

          (ii) upon the issuance by the Depositary of ADRs evidencing ADSs against the deposit of ordinary shares in accordance with the provisions of the Deposit Agreement (assuming such ordinary shares were, at the time of such deposit, (a) duly authorized and validly issued, fully paid and non-assessable and (b) registered in compliance with the Act), such ADRs will be duly and validly issued and will entitle the holder thereof to the rights specified therein and in the Deposit Agreement; and

          (iii) the ADR Registration Statement has been declared effective under the Act and, to the best of our knowledge, no stop order suspending the effectiveness of the ADR Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the ADR Registration Statement, and each amendment as of their respective effective dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations.

     (d) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Wilson Sonsini Goodrich & Rosati P.C., U.S. counsel to the Company, addressed to the Underwriters and dated the Closing Date or the Option Closing

Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, to the effect that:

          (i) Trintech, Inc. (the "U.S. Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, is duly qualified to do business and is in good standing as a foreign corporation in the United States where the lack of qualification would have a Material Adverse Effect and has the corporate power and authority necessary to own or hold its properties and conduct its businesses as described in the Prospectus and the German Offer Documents.

          (ii) To such counsel's knowledge, all of the issued shares of capital stock of the U.S. Subsidiary have been duly and validly authorized and issued and are fully paid, nonassessable and are owned by the Company.

          (iii) To such counsel's knowledge without independent investigation, there are no legal or governmental actions, suits or proceedings pending to which the U.S. Subsidiary is a party or of which any property of the U.S. Subsidiary is the subject which, if determined adversely to the U.S. Subsidiary, would reasonably be expected to have a Material Adverse Effect; and, to such counsel's knowledge, no such proceedings are threatened by United States governmental authorities against the U.S. Subsidiary.

          (iv) The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of the certificate of incorporation or by-laws of the U.S. Subsidiary.

          (v) The Registration Statement has become effective under the Act, any required filing of the Prospectus was filed with the Commission has been made in the manner and within the time period required by Rule 424(b) and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and, no proceeding for that purpose is pending or threatened by the Commission.

          (vi) The Registration Statement, the Prospectus and any further amendments or supplements thereto made by the Company prior to the Closing Date or Option Closing Date, as the case may be, comply as to form in all material respects with the requirements of the Act and the Rules and Regulations.

          (vii) The statements contained in the Prospectus under the caption "Taxation -- Our Taxation -- United States Taxation;" "-- Taxation of Dividends -- United States Taxation;" and "-- U.S. Information Reporting and Backup Withholding;" insofar as they refer to statements of law of the

                 United States or legal conclusions thereunder, present fairly in all material respects the information described therein.

          (viii) To such counsel's knowledge, there are no contracts or other documents which are required to be filed as exhibits to the Registration Statement or ADR Registration Statement by the Act or by the Rules and Regulations which have not been filed as exhibits as required.

          (ix) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency of the United States or, to such counsel's knowledge, any United States jurisdiction thereof, is required for the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated hereby except (a) compliance with Blue Sky and state securities laws applicable to the offering and sale of the Shares contemplated by this Agreement and the clearance of the underwriting arrangements relating to such offering and sale by the NASD and (b) for the order of the Commission declaring the Registration Statement effective.

          (x) Assuming conduct of their business as described in the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries is, and assuming the application of the net proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds" will be, upon consummation of the transactions contemplated by this Agreement, required to register as an "investment company" as such term is defined under the 1940 Act.

          (xi) The statements under the caption "Description of American Depositary Receipts" in the Prospectus, insofar as such statements constitute a summary of the terms of the ADSs and the ADRs, fairly and accurately present in all material respects the information called for under the Rules and Regulations with respect to the terms of the ADSs and the ADRs. The statements under the caption "Risk Factors - Future Sales by Existing Shareholders Could Depress the Market Price of Our ADSs," in the Prospectus, and the statements under Item 15 of
                 Part II of the Registration Statement, insofar as they refer to statements of law of the United States or legal conclusions thereunder, present fairly in all material respects the information described therein.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, German and Irish counsel for the Company, representatives of the independent accountants of the Company, representatives of the Underwriters and representatives of the German and United States counsel for the Underwriters, at which the contents of the Registration Statement, the ADR Registration Statement and the Prospectus and related matters were discussed and, although such counsel need not pass upon, and need not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the ADR Registration Statement or the

Prospectus (except for those referred to in the opinion in subsection (vii) above) and has made no independent check or verification thereof, such counsel shall state that on the basis of the foregoing, no facts have come to such counsel's attention that has led them to believe that the Registration Statement or the ADR Registration Statement, as of the date hereof, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as of its date and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express comment or belief with respect to the financial statements and supporting schedules and other financial and statistical data included therein or excluded or derived therefrom or the exhibits to the Registration Statement.

     (e) The Representatives shall have received from Oppenhoff & Radler, German counsel to the Company, a translation certificate and opinion dated the Closing Date (i) confirming in all material respects fair translation of certain portions of the US Prospectus (excluding in particular the F-Pages and the MD&A and all financial tables), and (ii) relating to the due registration and existence as a limited liability company of Trintech GMBH, the German subsidiary of the Company, the approval (Billigung) of the German Prospectus and the approval of listing (Zulassung) of the ADSs of the Company to the regulated market of the Frankfurt Stock Exchange.

     (f) The Representatives shall have received on the Closing Date a certificate regarding intellectual property in a form reasonably satisfactory to the Representatives.

     (g) The Representatives shall have received from Brobeck Hale & Dorr International, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be that, substantially to the effect specified in subparagraphs (vi), (vii) and (x) of Paragraph (c) of this Section
6. In rendering such opinion, Brobeck Hale & Dorr International may rely as to all matters governed other than by the laws of the State of Delaware or U.S. federal laws on the opinions of counsel referred to in Paragraph (b) of this
Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement or any amendment thereto, as of the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements and other financial and statistical information included therein). With respect to such statement, Brobeck Hale & Dorr International may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

     (h) The Representatives shall have received, on each of the date of this Agreement and the Closing Date and the Option Closing Date, a letter dated the date of delivery thereof in form and substance satisfactory to you, of Ernst & Young confirming that they are independent accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations and disclosing any deviations, if any, from such accounting requirements, and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and Prospectus.

     (i) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates furnished to you, on behalf of the Company, of the Chief Executive Officer and the Executive Chairman of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, as follows:

          (i) The Registration Statement, the ADR Registration Statement and the German Offer Documents have become effective under the Act and the applicable German law, as applicable, and no stop order suspending the effectiveness of the Registration Statement, the ADR Registration Statement or the German Offer Documents has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission or the Deutsche Borse;

          (ii) He does not know of any litigation instituted or threatened against the Company or any of its Subsidiaries of a character required to be disclosed in the Registration Statement or the German Offer Documents which is not so disclosed; he does not know of any material contract required to be filed as an exhibit to the Registration Statement or the German Offer Documents which is not so filed; and the representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

          (iii) He has carefully examined the Registration Statement, the Prospectus and the German Offer Documents and, to his knowledge, as of the effective date of the Registration Statement and the ADR Registration Statement, the statements contained in the Registration Statement, the ADR Registration Statement, the Prospectus and the German Offer Documents, were true and correct, and such Registration Statement, ADR Registration Statement, Prospectus and the German Offer Documents did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and, to his knowledge, since the effective date of the Registration Statement and the ADR Registration Statement no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus and the German Offer Documents which has not been so set forth in such supplement or amendment; and

          (iv) Since the respective dates as of which information is given in the Registration Statement, the ADR Registration Statement, Prospectus and the German Offer Documents, to his knowledge there has not been any material adverse change or any development involving a material prospective adverse change in or affecting the condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole or the earnings, business affairs, management or business prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

     (j) The Company and the Selling Shareholders shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties contained herein and related matters as the Representatives may reasonably have requested.

     (k) A Nasdaq National Market Listing Application covering the Firm ADSs and Option ADSs has been approved by The Nasdaq Stock Market, Inc., and the listing of the Firm ADSs and the Option ADSs has been approved by the Frankfurt Stock Exchange for trading on the Neuer Market.

     (l) The Company shall have delivered to you written agreements (the "Lockup Agreements") described in Section 4(a)(viii).

     (m) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Brobeck Hale & Dorr International counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Shareholders of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Selling Shareholders, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.  CONDITIONS OF THE OBLIGATIONS OF THE SELLERS.  The obligations of the
    --------------------------------------------
Sellers to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.   INDEMNIFICATION.
     ---------------

     (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities to which such Underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the ADR Registration Statement, any Preliminary Prospectus, the Prospectus, the German Offer Documents, or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, that the Company shall not be liable under this clause (ii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriters through its gross negligence or willful misconduct); and will reimburse each Underwriter and each such controlling person within thirty (30) days of demand for such reimbursement for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding and expenses reasonably incurred in responding to a subpoena or governmental inquiry whether or not such Underwriter or controlling person is a party to any action or proceeding, provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, the ADR Registration Statement, any Preliminary Prospectus, the Prospectus, the German Offer Documents, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof; and provided further that the Company will not be liable to any Underwriter, the directors, officers, employees or agents of such Underwriter or any person controlling such Underwriter with respect to any loss, claim, or liability (or actions or proceedings in respect thereof) arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in a Preliminary Prospectus or the German Preliminary Sales Prospectus which is corrected in the Prospectus or the German Admission Prospectus if the person asserting any such loss, claim, damage or liability purchased Shares from such Underwriter but was not sent or given a copy of the Prospectus or the German Admission Prospectus at or prior to the written confirmation of the sale of such Shares to such person, provided the Company has complied with the provisions of Section 4(a)(iii). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities to which such Underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the ADR Registration Statement, any Preliminary Prospectus, the Prospectus, the German Offer Documents or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse within thirty (30) days of demand any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Selling Shareholder will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, the ADR Registration Statement, any Preliminary Prospectus, the Prospectus, the German Offer Documents or such amendment or supplement, in reliance upon and in conformity with written information furnished by such Selling Shareholder specifically for use in the preparation of the sections set forth in Section 13 of this Agreement; and provided further that such Selling Shareholder will not be liable to any Underwriter, the directors, officers, employees or agents of such Underwriter or any person controlling such Underwriter with respect to any loss, claim, or liability (or actions or proceedings in respect thereof) arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in a Preliminary Prospectus or the German Preliminary Sales Prospectus which is corrected in the Prospectus or the German Admission Prospectus if the person asserting any such loss, claim, damage or liability purchased Shares from such Underwriter but was not sent or given a copy of the Prospectus or the German Admission Prospectus at or prior to the written confirmation of the sale of such Shares to such person, provided the Company has complied with the provisions of Section 4(a)(iii). This indemnity agreement will be in addition to any liability which such Selling Shareholder may otherwise have.

     (c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and the Selling Shareholders and each person, if any, who controls the Company or the Selling Shareholders within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Shareholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the ADR Registration Statement, any Preliminary Prospectus, the Prospectus, the German Offer Documents or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse within thirty (30) days of demand any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Shareholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, the ADR Registration Statement, any Preliminary Prospectus, the Prospectus, the German Offer Documents or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation of the sections set forth in Section 13 of this Agreement. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

     (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a), (b) or (c) shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a), (b) or (c). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) or (b) and by the Company in the case of parties indemnified pursuant to Section 8(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party hereunder will not, without the prior written consent of the indemnified party hereunder, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

     (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless any indemnified party under Section 8(a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholders and the Underwriters from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Selling Shareholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Shareholders and the Underwriters shall be deemed to be in the same proportion as (i) the total net proceeds from the offering (before deducting expenses) received by the Company, (ii) the total proceeds from the offering (before deducting expenses) received by the Selling Shareholders, and (iii) the total underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus and in the German Offer Documents. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct to prevent such statement or omission.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discount and commissions applicable to the Shares purchased by such Underwriter, (ii) the Selling Shareholders shall not be required to contribute an amount in excess of the net proceeds of the offering received by the Selling Shareholder, and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Selling Shareholders' obligations in this Section 8(e) to contribute are several in proportion to their respective number of Option ADSs sold and not joint.

     (f) In any proceeding relating to the Registration Statement, the ADR Registration Statement, any Preliminary Prospectus, the Prospectus, the German Offer Documents or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

     (g) Notwithstanding anything else to the contrary in this Section 8 or elsewhere in this Agreement, the aggregate liability of the Selling Shareholder under this Section 8 shall not exceed the lesser of (i) that portion of the total losses, claims, damages or liabilities for which indemnification is to be made hereunder (including legal and other expenses) that is equal to the proportion of the number of Shares sold hereunder by the Selling Shareholder to the total number of Shares sold hereunder by the Company and all of the Selling Shareholder; and (ii) the amount equal to the proceeds from the sale of the Shares sold hereunder by the Selling Shareholder net of underwriting discounts and commissions paid with respect thereto.

9.  DEFAULT BY UNDERWRITERS.  If on the Closing Date or the Option Closing Date,
    -----------------------
as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or the Selling Shareholders), you, as Representatives of the Underwriters, shall use your best efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Firm ADSs or Option ADSs, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm ADSs or Option ADSs, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm ADSs or Option ADSs, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm ADSs or Option ADSs, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm ADSs or Option ADSs, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm ADSS or Option ADSs, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm ADSs or Option ADSs, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm ADSs or Option ADSs, as the case may be, covered hereby, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the nondefaulting Underwriters or of the Company or of the Selling Shareholder except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.  NOTICES.  All communications hereunder shall be in writing and, except as
     -------
otherwise provided herein, will be mailed, delivered, telegraphed or sent by facsimile and confirmed as follows: if to the Underwriters, to Deutsche Bank AG, Taunusamlage 12, D-60325, Frankfurt am Main; Attention: Doug Howland (facsimile: 011-44-173-933-7463); if to the Company or the Selling Shareholders to Trintech Group PLC, South County Business Park, Leopardstown, Dublin 18, Ireland, Attention: John F. McGuire (facsimile:
353-1-207-4000), with a copy to Steven V. Bernard, Esq., Wilson Sonsini Goodrich & Rosati P.C., 650 Page Mill Road, Palo Alto, California 94304-1050 (facsimile:
650-493-6811).

11.  TERMINATION.  This Agreement may be terminated by you by notice to the
     -----------
Company and the Selling Shareholders as follows:

     (a) at any time prior to the earlier of (i) 11:30 a.m. on the first business day following the date of this Agreement or (ii) the time the ADSs are released by you for sale by notice to the Underwriters.

     (b) at any time after the date hereof if any of the following has occurred:
(i) since the respective dates as of which information is given in the Registration Statement, the ADR Registration Statement, the Prospectus and the German Offer Documents, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business affairs, management or business prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions either in the United States, the Republic of Ireland or Germany if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change in the financial markets of the United States, Germany or elsewhere would, in your reasonable judgment, make the offering or delivery of the ADSs impracticable or inadvisable, (iii) suspension of trading in securities on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Frankfurt Stock Exchange, or limitation on prices (other than limitations on hours or numbers of days of trading and other than suspensions relating to information systems failures) for securities on any such Exchange or Market, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or will materially and adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by the Republic of Ireland, the United States, Germany or New York State authorities, or (vi) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States or Germany, or

     (c) as provided in Sections 6 and 9 of this Agreement.

12.  SUCCESSORS.  This Agreement has been and is made solely for the benefit of
     ----------
the Underwriters, the Company and the Selling Shareholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.  INFORMATION PROVIDED BY UNDERWRITERS.  The Company, the Selling
     ------------------------------------
Shareholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page of the Prospectus (for both the United States and international offerings) and the German Offer Documents (insofar as such information relates to the Underwriters), information provided in connection with Item 502(d) of Regulation S-K under the Act, information regarding the names of the Underwriters and the number of ADSs to be purchased by each Underwriter, all information contained in the paragraph containing the concession figure appearing under the caption "Underwriting" in the Prospectus (for the U.S. offering), all information contained in the paragraph describing the determination and publication of the offering price appearing under the caption "Underwriting" in the Prospectus (for the international offering), or "bernahme" in the German Offer Documents, the information contained in the last four paragraphs under the caption "Underwriting" in the Prospectus (for the U.S. offering), and the information contained in the last seven paragraphs under the caption "Underwriting" in the Prospectus (for the international offering) and "bernahme" in the German Offer Documents.

14.  MISCELLANEOUS.  The reimbursement, indemnification and contribution
     -------------
agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement. The other covenants of the Company in this Agreement shall remain in full force and effect regardless of (x) any investigation made by or on behalf of any Underwriter or controlling person thereof and (y) delivery of and payment for the Shares under this Agreement.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to the choice of law provisions thereof).

The Company and the Selling Shareholders hereby irrevocably agree that any legal action, suit, or proceedings against any of them with respect to any of their obligations, liabilities or any other matter under or arising out of or in connection with this Agreement may be brought in any state or federal court in New York and, by execution and delivery of this Agreement, the Company and the Selling Shareholders hereby irrevocably accept and submit to the non-exclusive jurisdiction of each of the aforesaid courts in personam generally and unconditionally with respect to any such action, suit, or proceeding for themselves and in respect of any of their property. The Company and the Selling Shareholders further agree that final judgment against any of them in any action, suit or proceeding arising out of or in connection with this Agreement shall be conclusive and may be enforced in any other jurisdiction, within or outside the United States, by suit or the judgment, a certified or exemplified copy of each shall be conclusive evidence of the fact and of the amount of their respective obligations and liabilities.

In addition, the Company and the Selling Shareholders hereby irrevocably and unconditionally waive any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in any of the aforesaid courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Each of the Company and each Selling Shareholder who is not a U.S. corporation appoints Trintech, Inc. as his, her or its authorized agent (the "Authorized Agent") to receive service of process in any action based on this Agreement against the Company or such Selling Shareholder in any state or federal court in New York by any Underwriter or by any person controlling any Underwriter. Each Selling Shareholder who is not a U.S. corporation represents to each Underwriter that they have notified Trintech, Inc. of such appointment and that Trintech, Inc. has accepted the same in writing. Such appointment shall be irrevocable for a period of five years from and after the Closing Date unless and until a successor Authorized Agent shall be appointed and such successor shall accept such appointment for the remainder of such five-year period. The Company and each such Selling Shareholder will notify each Underwriter in writing of the appointment. The Company and each such Selling Shareholder will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent (or its successor) and written notice of such service to the Company or such Selling Shareholder by mail to the address for the Company or such Selling Shareholder specified pursuant to Section 10, shall be deemed in every respect, effective service of process upon the Company and such Selling Shareholder, as the case may be. In addition to any other method of service of process on the Company or a Selling Shareholder under applicable law, service of process on the Company or a Selling Shareholder by notice sent registered mail return receipt requested or delivered, by courier or otherwise, to the address for the Company or such Selling Shareholder, as the case may be, specified pursuant to Section 10, shall be deemed in every respect, effective service of process upon the Company or such Selling Shareholder, as the case may be.

If the foregoing Agreement is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholders and the several Underwriters in accordance with its terms.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                                    Very truly yours,

                                    TRINTECH GROUP PLC

                                    By:  ______________________________

                                         Name:  Cyril McGuire
                                         Title:    President

                                    SELLING SHAREHOLDERS

                                    By:  ______________________________
                                         Name:  Cyril McGuire
                                         Title:    President

                                    As Attorney-in-Fact acting on behalf of each of the Selling Shareholders

Accepted as of the date hereof at
Frankfurt, Germany

Deutsche Bank AG (London Branch)
Donaldson, Lufkin & Jenrette Securities
     Corporation
FleetBoston Robertson Stephens, Inc.
WestLB Panmure Limited

By:  ___________________________________
     Deutsche Bank AG (London Branch)

On behalf of each of the Underwriters

                                   SCHEDULE I


                                                                                Number of
                                                Total Number of                Option ADSs
                                                   Firm ADSs                 to be Purchased
              Underwriter                       to be Purchased            if Option Exercised
---------------------------------------   ---------------------------   -------------------------
Deutsche Bank AG.......................
Donaldson, Lufkin & Jenrette
 Securities Corporation................
FleetBoston Robertson Stephens Inc.....
Chase Securities Inc...................
    Total..............................